Exhibit 99.1

Mannatech Incorporated Issues Correction Concerning Litigation

Coppell, TX, January 28, 2008 - Mannatech, Incorporated (NASDAQ: MTEX) today announced a correction regarding a statement made in a published article which appeared on January 24, 2008. The published article stated that on January 9, 2008 Mannatech reached a settlement in a lawsuit filed by shareholders. The January 9, 2008 reference appears to refer to a filing made in one of the pending derivative actions, Norma Middleton v. Samuel L. Caster, et al., No. 3:05-cv-2059K, in the United States District Court for the Northern District of Texas, which was corrected by a joint filing the following day. The joint court filing, signed by counsel for all parties on January 10, 2008, stated that negotiations are continuing but a final settlement has not been completed. This joint filing was filed in the Middleton case and Frances Nystrom v. Samuel L. Caster, et al., No. 3:06-cv-93K, in the United States District Court for the Northern District of Texas. Mannatech has not settled any shareholder litigation at this time, but its counsel is involved in ongoing settlement communications with plaintiffs’ counsel in the various pending suits.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain independent Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com